Exhibit 99.1

FOR IMMEDIATE RELEASE

POWER REIT PROVIDES UPDATE ON FOURTH QUARTER AND FULL YEAR 2020 FINANCIAL AND OPERATING RESULTS

Old Bethpage – New York – March 24, 2021 - (GLOBE NEWSWIRE) – Power REIT (NYSE - American: PW and PW.PRA) (“Power REIT” or the “Trust”), with a focused “Triple Bottom Line” commitment to profit, planet, and people, today is providing an update including highlights of the Trust’s financial and operating results for the three and twelve months ended December 31, 2020.

2020 HIGHLIGHTS

	Year Ended December 31,		Three Months Ended December 31,
	2020	2019	2020	2019

Revenue	$4,272,709	$2,180,898	$1,394,613	$626,823

Net Income Attributable to Common Shareholders	$1,891,644	$666,662	$793,914	$192,440
Net Income per Common Share (diluted)	0.96	0.36	0.40	0.10

Core FFO Available to Common Shareholders	$2,560,225	$1,173,958	$973,578	$327,070
Core FFO per Common Share	1.34	0.63	0.51	0.17

Growth Rates:
Revenue	96%		122%
Net Income Attributable to Common Shareholders	184%		313%
Net Income per Common Share (diluted)	167%		300%
Core FFO Available to Common Shareholders	118%		198%
Core FFO per Common Share	113%		200%

*See Net Income to Core FFO Reconciliation at the end of this press release.

Commenting on the results and 2020 achievements, David Lesser, Chief Executive Officer stated, “The updated business plan that Power REIT put into motion in the second half of 2019 is driving substantial growth, demonstrated by Core FFO per common share of $0.51 in the fourth quarter and $1.34 for the year in 2020, up 200% and 113% year over year, respectively. Moreover, with the completion of our successful Rights Offering, we have capital to continue to deploy into additional accretive acquisitions.” Mr. Lesser continued, “Our dynamic growth is a function of the attractive yields Power REIT can achieve with its strategic CEA investments coupled with our relatively small size which amplifies the impact of these transactions. At a recent stock price of $41.00 and forward Core FFO run rate of $3.16 per share, Power REIT trades at a 12.9x multiple. We believe our growth rate and relatively low forward Core FFO multiple provides a compelling value proposition for investors.”

FORWARD CORE FFO PER SHARE

Reflecting the impact of our recent Rights Offering and assuming the full deployment of its remaining proceeds into additional acquisitions at an average 16% yield to common equity, we foresee a forward Core FFO per share run rate of $3.16. This could prove to be conservative given a robust acquisition pipeline at potential yields in excess of our recent 16% average. We caution, however, that near-term quarterly results could be below this run-rate due to uncertainty in transaction timing and dilution from carrying associated cash on the balance sheet.

The following table provides a roadmap and sensitivity analysis to forward Core FFO per share:

Common Shares Outstanding (Pre Rights Offering)		1,916,139
Shares Sold in Rights Offering		1,383,394
Total Shares Outstanding (Post Rights Offering)		3,299,533

Rights Offering Price		$26.50
Rights Offering Capital Raise - Gross		$36,659,941
Proceeds Net of Costs (est.)	0.25%	$36,568,291

Announced Transactions Using Proceeds from Rights Offering:
Apotheke		1,813,398
Canndescent		2,685,000
Grail Project Expansion		517,663
Gas Station		2,118,717
Total		7,134,778
Remaining Rights Offering Proceeds for Investment		$29,433,513

Unleveraged FFO Yield on Investments (Net)	14.0%	16.0%	18.0%
Annualized Run Rate Core FFO Guidance (existing portfolio)	$6,008,944	$6,008,944	$6,008,944
Incremental FFO from Acquisitions with remaining RO Proceeds	4,120,692	4,709,362	5,298,032
Incremental G&A to expand Power REIT team	(300,000)	(300,000)	(300,000)
Annualized Run Rate Pro Forma Core FFO	9,829,636	10,418,306	11,006,976

Annualized Run Rate Pro Forma Core FFO Per Share	$2.98	$3.16	$3.34
Increase from Q4 2020	46%	55%	64%

Distributions

For the year ended December 31, 2020, the Trust paid dividends of approximately $280,000 (or $0.484375 per share per quarter for a total of $1.9375 per share total) on Power REIT’s 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock.

Subsequent to the end of the fourth quarter in 2020, the Board of Trustees declared a cash dividend of $0.484375 per depository share on its 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock, which equates to an annual dividend rate of $1.9375 per depository share. The dividend is payable on March 15, 2021 to stockholders of record as of February 15, 2021.

Capital SOURCES and Deployment

Cash and Cash Equivalents totaled $5.6 million as of December 30, 2020 compared to $15.8 million as of December 31, 2019. The reduction is the result of investment activity and does not reflect the approximately $36.7 million raised through the Trust’s Rights Offering, which closed on February 5, 2021.

In December 2020, the Trust commenced a Rights Offering whereby shareholders of record as of December 28, 2020 could purchase additional shares at $26.50 per share. The Rights Offering closed on February 5, 2021 and Power REIT raised approximately $36.7 million through the issuance of 1,383,394 common shares.

Subsequent events

As of March 22, 2021, the Trust engaged in the following business activities after the period ended, December 31, 2020:

Subsequent to the period ended, December 31, 2020, Power REIT acquired four new properties and signed long-term leases in conjunctions with these transactions. The Trust continues to actively explore non-dilutive capital sources to fund its significant acquisition pipeline, which is in various stages of negotiations.

●	On January 4, 2021, Power REIT acquired two properties located in southern Colorado through a newly formed wholly owned subsidiary (“PW Grail”) of our wholly owned subsidiary. The properties (the “Grail Properties”) are comprised of 4.41 acres. As part of the transaction, Power REIT agreed to fund the immediate construction of an approximately 21,732 square foot greenhouse and processing facility for approximately $1.84 million including the land acquisition cost. Concurrent with the acquisition, PW Grail entered into a 20-year “triple-net” lease (the “Grail Project Lease”) with The Grail Project LLC (“Grail Project”) which will operate a cannabis cultivation facility. The lease requires Grail Project to pay all property related expenses including maintenance, insurance and taxes. After the initial 20-year term, the Grail Project’s Lease provides four, five-year renewal options. The lease also has a personal guarantee from the owner of Grail Project.

●	On January 14, 2021, Power REIT acquired a property (the “Apotheke Property”) located in southern Colorado through a newly formed wholly owned subsidiary (“PW Apotheke”) of our wholly owned subsidiary which is comprised of 4.31 acres. As part of the transaction, Power REIT agreed to fund the immediate construction of an approximately 21,548 square foot greenhouse and processing facility for approximately $1.8 million including the land acquisition cost. Concurrent with the acquisition, PW Apotheke entered into a 20-year “triple-net” lease (the “Apotheke Lease”) with DOM F, LLC (“Dom F”) which will operate a cannabis cultivation facility. The lease requires Dom F to pay all property related expenses including maintenance, insurance and taxes. After the initial 20-year term, Apotheke Lease provides two, five-year renewal options. The lease also has a personal guarantee from the owner of Dom F. and Dom F intends to operate the Apotheke Property as a licensed cannabis cultivation and processing facility.

●	On January 29, 2021, Power REIT acquired a property located in Riverside County, CA (the “Canndescent Property”) through a newly formed wholly owned subsidiary (“PW Canndescent”). The purchase price was $7.685 million, and Power REIT paid for the property with $2.685 million cash on hand and the issuance of 192,678 shares of Power REIT’s Series A Preferred Stock. PW Canndescent received an assignment of a lease (the “Canndescent Lease”) to allow the tenant (“Canndescent”) to operate the 37,000 square foot greenhouse cultivation facility on the Canndescent Property.

●	On February 23, 2021 PW Grail amended the aforementioned Grail Project Lease making approximately $517,000 of more funds available to construct an additional 6,256 square feet to the cannabis cultivation and processing space. Accordingly, the Trust’s total capital commitment is approximately $2.6 million.

●	On March 12, 2021, Power REIT acquired a property (the “Gas Station Property”) located in southern Colorado through a newly formed wholly owned subsidiary (“PW Gas Station”) of our wholly owned subsidiary which is comprised of 2.2 acres. As part of the transaction, Power REIT agreed to fund the immediate construction of an approximately 24,512 square foot greenhouse and processing facility for approximately $2.1 million including the land acquisition cost. Concurrent with the acquisition, PW Gas Station entered into a 20-year “triple-net” lease (the “Gas Station Lease”) with The Gas Station, LLC (“Gas Station”) which will operate a cannabis cultivation facility. The lease requires Gas Station to pay all property related expenses including maintenance, insurance and taxes. After the initial 20-year term, Gas Station Lease provides two, five-year renewal options. The lease also has a personal guarantee from the owners of Gas Station and they intend to operate the Gas Station Property as a licensed cannabis cultivation and processing facility.

PORTFOLIO

Power REIT’s portfolio currently comprises:

●	17 Controlled Environment Agriculture (CEA) properties with totaling almost 330,000 square feet;
●	7 solar farm ground leases totaling 601 acres; and
●	112 miles of railroad property.

Power reit’s investment thesis

Power REIT believes agricultural production is ripe for technological transformation and the industry is in the early stages of an agricultural venture capital boom that, among other things, will shift food production for certain crops from traditional outdoor farms to Controlled Environment Agriculture “plant factories.” Since a significant portion of any given CEA enterprise is real estate, the Trust has identified a unique opportunity to participate in the upward trend of indoor agriculture.

CEA for Cannabis

Power REIT is focused on investing in the cultivation and production side of the cannabis industry through the ownership of real estate. As such it is not directly in the cannabis business and also not even indirectly involved with facilities that sell cannabis directly to consumers. By serving as a landlord, Power REIT believes it can generate attractive risk adjusted returns related to the fast-growing cannabis industry, which is anticipated to offer a safer approach than investing directly in cannabis operating businesses.

CEA for Food

CEA for food production is widely adopted in parts of Europe and is becoming an increasingly competitive alternative to traditional farming for a variety of reasons. CEA caters to consumer desires for sustainable and locally grown products. Locally grown indoor produce will have a longer shelf life as the plants are healthier and also travel shorter distances thereby reducing food waste. In addition, a controlled environment produces high-quality pesticide free products that eliminates seasonality and provides highly predictable output that can be used to simplify the supply chain to the grocer’s shelf.

Statement on Sustainability

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation.

CEA Facilities, such as greenhouses, provide an extremely environmentally friendly solution, which consume approximately 70% less energy than indoor growing operations that do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants, and all of Power REIT’s greenhouse properties operate without the use of pesticides and avoid agricultural runoff of fertilizers and pesticides. These facilities cultivate medical Cannabis, which has been recommended to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s.

Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power with the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis.

Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation which is available using the following link: https://www.pwreit.com/investors

ABOUT POWER REIT

Power REIT is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis.

Power REIT is focused on the “Triple Bottom Line” with a commitment to Profit, Planet and People.

Additional information about Power REIT can be found on its website: www.pwreit.com

Additional Information

Further details regarding Power REIT’s consolidated results of operations and financial condition as of and for the year ended December 31, 2020 are contained in the Trust’s annual report on Form 10-K filed with the Securities and Exchange Commission, which can be viewed at the Trust’s website at www.pwreit.com under the Investor Relations section, and in EDGAR on the SEC’s website, www.sec.gov.

Forward-Looking Statements

This document may contain forward-looking statements within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can usually identify forward-looking statements as containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “would,” “should,” “project,” “plan,” “assume” or other similar expressions, or negatives of those expressions, although not all forwardlooking statements contain these identifying words. All statements contained in this document regarding Power REIT’s future strategy, future operations, projected financial position, estimated future revenues and annual run rate, projected costs, acquisition pipeline, future prospects and growth from potential investments, the future of Power REIT’s industries and results that might be obtained by pursuing management’s current or future objectives are forward-looking statements. While Power REIT believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are subject to various risks and uncertainties, many of which are difficult to predict that could cause actual results to differ materially from current expectations and assumptions from those set forth or implied by any forward-looking statements. Important factors that could cause actual results to differ materially from current expectations include, among others, Power REIT’s ability to implement its future strategy and achieve the estimated future revenues, including an annual run rate of Core FFO per share of approximately $3.16, as planned, Power REIT’s ability to complete future acquisitions and generate growth from the investments, as planned, Power REIT’s ability to maintain compliance with the NYSE listing requirements, and the other factors discussed in the Power REIT’s Annual Report on Form 10-K for the year ended December 31, 2020 and Power REIT’s subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and Power REIT undertakes no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

Non-GAAP Financial Measures

This document contains supplemental financial measures that are not calculated pursuant to U.S. generally accepted accounting principles (“GAAP”), including the measure identified by us as Core Funds From Operations Available to Common Shares (“Core FFO”). Management believes that Core FFO is a useful supplemental measure of the Trust’s operating performance. Management believes that alternative measures of performance, such as net income computed under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Trust’s asset portfolio and inappropriately affect the comparability of the Trust’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including non-cash, stock-based compensation expense. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Trust believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Trust to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Trust’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than we do, and that as a result the Trust’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

RECONCILIATION NET INCOME TO CORE FFO

Management believes that Core FFO is a useful supplemental measure of the Trust’s operating performance. Management believes that alternative measures of performance, such as net income computed 56 under GAAP, or Funds From Operations computed in accordance with the definition used by the National Association of Real Estate Investment Trusts (“NAREIT”), include certain financial items that are not indicative of the results provided by the Trust’s asset portfolio and inappropriately affect the comparability of the Trust’s period-over-period performance. These items include non-recurring expenses, such as those incurred in connection with litigation, one-time upfront acquisition expenses that are not capitalized under ASC-805 and certain non-cash expenses, including stock-based compensation expense amortization and certain up front financing costs. Therefore, management uses Core FFO and defines it as net income excluding such items. Management believes that, for the foregoing reasons, these adjustments to net income are appropriate. The Trust believes that Core FFO is a useful supplemental measure for the investing community to employ, including when comparing the Trust to other REITs that disclose similarly adjusted FFO figures, and when analyzing changes in the Trust’s performance over time. Readers are cautioned that other REITs may use different adjustments to their GAAP financial measures than Power REIT do, and that as a result, the Trust’s Core FFO may not be comparable to the FFO measures used by other REITs or to other non-GAAP or GAAP financial measures used by REITs or other companies.

CORE FUNDS FROM OPERATIONS (FFO)

	The Year Ended December 31,		Three Months Months Ended December 31,
	2020	2019	2020	2019
Net Income	$2,171,874	$946,894	$863,970	$262,498
Stock-Based Compensation	255,611	205,335	66,159	47,127
Interest Expense - Amortization of Debt Costs	34,110	26,062	8,528	7,170
Amortization of Intangible Asset	237,140	237,142	59,286	59,287
Depreciation on Land Improvements	141,720	38,757	45,691	21,046
Core FFO Available to Preferred and Common Stock	2,840,455	1,454,190	1,043,634	397,128

Preferred Stock Dividends	(280,230)	(280,232)	(70,058)	(70,058)

Core FFO Available to Common Shares	$2,560,225	$1,173,958	$973,578	$327,070

CONTACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com